                                                                                          EXHIBIT 11

                                    WPS RESOURCES CORPORATION

====================================================================================================
INFORMATION WITH RESPECT TO THE COMPUTATION
OF EARNINGS PER SHARE OF COMMON STOCK              Three Months Ended           Nine Months Ended
                                                      September 30                September 30
                                                   1998          1997          1998          1997
====================================================================================================

Shares of common stock at beginning of period      26,511        26,527        26,519        26,538
Shares of common stock purchased for deferred
  compensation trust -

     Date of deferred               Number
compensation trust purchase       of Shares
---------------------------       ---------
January 20, 1998                      1                                             1
February 23, 1998                     1                                             1
March 23, 1998                        2                                             2
April 20, 1998                        1                                             1
May 20, 1998                          1                                             1
June 23, 1998                         2                                             2
July 20, 1998                         1                 1                           1
August 21, 1998                       1                 1                           1
September 21, 1998                    2                 2                           2
January 20, 1997                      2                                                           2
February 20, 1997                     1                                                           1
March 20, 1997                        2                                                           2
April 21, 1997                        2                                                           2
May 20, 1997                          2                                                           2
June 20, 1997                         2                                                           2
July 21, 1997                         2                               2                           2
August 20, 1997                       1                               1                           1
September 23, 1997                    2                               2                           2
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Shares of common stock at end of period            26,507        26,522        26,507        26,522
====================================================================================================

Computation of daily weighted average
  shares:

Shares of common stock at
  beginning of period -

                      Number       Number
                        of           of
                       Days        Shares
                      ------       ------
September 30, 1997      20         26,527                       530,540
September 30, 1997      19         26,538                                                   504,222
September 30, 1998      19         26,511         503,709
September 30, 1998      19         26,519                                     503,861

Shares of common stock after
  purchase for deferred compensation trust -

                      Number       Number
                        of           of
                       Days        Shares
                      ------       ------
September 30, 1997      31         26,536                                                   822,616
September 30, 1997      28         26,534                                                   742,952
September 30, 1997      32         26,532                                                   849,024
September 30, 1997      29         26,531                                                   769,399
September 30, 1997      31         26,529                                                   822,399
September 30, 1997      31         26,527                                                   822,337
September 30, 1997      30         26,525                       795,750                     795,750
September 30, 1997      34         26,524                       901,816                     901,816
September 30, 1997       8         26,522                       212,176                     212,176
September 30, 1998      34         26,517                                     901,578
September 30, 1998      28         26,516                                     742,448
September 30, 1998      28         26,515                                     742,420
September 30, 1998      30         26,514                                     795,420
September 30, 1998      34         26,513                                     901,442
September 30, 1998      27         26,511                                     715,797
September 30, 1998      32         26,510         848,320                     848,320
September 30, 1998      31         26,508         821,748                     821,748
September 30, 1998      10         26,507         265,070                     265,070
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Total days - weighted                           2,438,847     2,440,282     7,238,104     7,242,691
====================================================================================================

Average number of shares of common
  stock based on daily
  weighted average computations                    26,509        26,525        26,513        26,530
====================================================================================================

Earnings on common stock, as set forth
  in statements of income                         $11,799       $12,756       $40,216       $43,152
====================================================================================================

Earnings per share of common stock based on
  weighted average shares                           $0.45         $0.48         $1.52         $1.63
====================================================================================================

The accompanying notes to financial statements are an integral part of these statements.

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